UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2006

Hiland Holdings GP, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-33018	76-0828238
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2006, the compensation committee of the board of directors of Hiland Partners GP, LLC (the “MLP GP”), a wholly owned subsidiary of Hiland Holdings GP, LP (the “Registrant”) and the general partner of Hiland Partners, LP, approved an increase in the annual salaries of Randy Moeder, the Chief Executive Officer and President of the MLP GP, and Ken Maples, the Chief Financial Officer, Vice President—Finance and Secretary of the MLP GP.  The compensation committee of the board of directors of the MLP GP increased Mr. Moeder’s annual salary to $288,000 and Mr. Maples’ annual salary to $225,000.

Messrs. Moeder and Maples also serve as executive officers of Hiland Partners GP Holdings, LLC (the “GP”), the general partner of the Registrant.  The GP allocates a portion of the cost of the annual salaries of Messrs. Moeder and Maples to the Registrant based on the percentage of their time allocated to the Registrant’s business and allocates the remainder to Hiland Partners, LP. Currently, approximately 5% of Messrs. Moeder and Maples’ time is allocated to the business of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Ken Maples

	Name:	Ken Maples
	Title:	Chief Financial Officer, VicePresident —
Finance and Secretary

November 15, 2006